Exhibit 23.1
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[K] [P] [M] [G]
                KPMG LLP
                Chartered Accountants                   Telephone (250) 979-7150
                300-1674 Bertram Street                 Telefax (250) 763-O044
                Kelowna, BC  V1Y 9G4                    www.kpmg.ca
                Canada




            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------




The Board of Directors
Zomex Distribution Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated February 27, 2004, contains an explanatory paragraph that states that the Company has not generated revenues and has an accumulated deficit of $94,119 to December 31, 2003, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




signed "KPMG LLP"


Kelowna, Canada
September 13, 2004

















KPMGLLP, a Canadian owned limited liability partnership is the Canadian member firm of KPMG International, a Swiss nonoperating association.